Exhibit 10.4

Contract No.: 095 2014-Y095 001 012

Cooperative Service and Management Agreement

between

China Foreign Economy and Trade Trust Co., Ltd.

and

Shenzhen Fanhua United Investment Group Co., Ltd.

Cooperative Service and Management Agreement

Party A: China Foreign Economy and Trade Trust Co., Ltd.

Address: 6th Floor, Central Tower, Chemsunny World Trade Center, 28 Fuxingmennei Street, Beijing

Legal Representative: Lin Yang

Party B: Shenzhen Fanhua United Investment Group Co., Ltd.

Address: 1913A. 13B, Luohu Business Centre, 2028 Shennan Dong Road, Luohu District, Shenzhen

Legal Representative: Bin Zhai

WHEREAS:

1.	Party A as a trustee has initiated and established “FOTIC ● Jinghua Structure Fund 5 Trust Plan” (hereinafter referred to as “this Trust” or “this Series Trust”). The purpose of the trust is to provide more extensive loan service for the natural-person clients that meet the requirements of Party A (hereinafter referred to as “the Borrower”). In order to achieve the trust purpose, Party A entrusts Party B as a cooperator under this Trust, and Party B agrees to accept the entrustment of Party A and provide service conforming to the provisions hereof to this Trust.

2.	This Agreement is applicable to the services provided by Party B regarding the loan business added under this Trust after this Agreement takes effect. Before this Agreement takes effect, the Cooperative Service and Management Agreement (095 2014-Y095 001 011) and its valid supplementary agreements originally entered into between Party A and Party B continue to apply to the loans issued by Party A and Party B cooperatively under the Trust until the foregoing issued loans are all repaid or mature.

3.	In order to clarify the rights and obligations of both parties, the two parties enter into this Agreement on the basis of equality, voluntariness and consensus.

Article 1 Terms and Definitions

1.1 In this Agreement, words and expressions shall have the meaning given in this article unless otherwise provided herein.

“This Trust/this Series Trust” refers to “FOTIC ● Jinghua Structure Fund 5 Trust Plan” initiated and established by Party A, with Party A as the trustee.

“Loan contract/Loan Contract” refers to the Loan Contract entered into between each Borrower and Party A. The template of the Loan Contract is attached to this Agreement as an annex.

“China” refers to the People’s Republic of China. For the purpose of this Agreement, Hong Kong Special Administrative Region of the People’s Republic of China, Macao Special Administrative Region of the People’s Republic of China and Taiwan Region are not included.

“Trust account” refers to the only dedicated trust account opened by Party A for the each issue of trust under this Trust/this Series Trust.

“Laws and regulations” refer to the laws, administrative regulations, local regulations, departmental rules, local government rules, judicial interpretations, regulatory policies and other regulatory documents of the People’s Republic of China (except Hong Kong, Macao and Taiwan regions).

1.2 Interpretation

1.2.1 Whenever an article, clause or annex is mentioned, unless the context otherwise required, it refers to the corresponding article, clause or annex of this Agreement.

1.2.2 All “persons” mentioned herein shall include any individuals, companies, enterprises or other economic organizations, government agencies or organizations, or any jointly operated institutions, social organizations, partnership organizations or guilds (whether they have independent corporate capacity or not) as well as their successors and permitted transferees.

1.2.3 The title of this Agreement does not affect the interpretation of this Agreement.

Article 2 Basic Principles of Cooperation

2.1 The basic cooperation mode of the two parties under this Agreement is as follows:

2.1.1 Within the cooperative region, Party B assists Party A in looking for potential borrowers who meet the requirements of Party A. Unless otherwise prescribed, the range of the cooperative region shall be the cities or areas in the territory of China, which satisfy the conditions for carrying out micro-credit service and management according to relevant laws, regulations and policies on and after the signing date of this Agreement.

2.1.2 Party A as the trustee of this Trust issues loans to eligible borrowers who meet the requirements of Party A according to the provisions of the trust documents.

2.1.3 With the exception of the loan principal, interest, late charges or penalties stated in the Loan Contracts and other fees that shall be paid by the Borrower according to the provisions of the Loan Contracts, Party B shall not charge any fees to the Borrower for any reason, including in the name of Party A.

2.2 Period of cooperation: The period of cooperation hereunder is the trust period stated in the trust documents under this Trust, with the exception of the circumstances prescribed in Article 2.3 under this Agreement.

2.3 Termination of cooperation: Under any of the following circumstances, Party A shall have the right to unilaterally terminate the business hereunder and stop the acceptance and issuance of the loans under this Trust:

(1)	Owing to violation of laws or regulations or noncompliance with the relevant requirements of the authorities, Party B is punished or held responsible by the authorities or required by the regulator to stop this Trust;

(2)	During regular inspection of Party A, major problems are found in the management of Party B, which may affect its normal operation;

(3)	The regulator thinks Party B does not possess or no longer possesses the qualifications or capacities for providing relevant services hereunder, and Party B fails to restore its qualifications or capacities within the specified time;

(4)	The intentional or gross negligence of Party B causes the provided information or data of Party B or the Borrowers to contain false, misleading or concealed information;

(5)	Party B charges fees to the Borrowers (including charges in the name of Party A) in violation of the provisions hereof.

(6)	Party B strictly violates the relevant obligations, presentations and guarantees hereunder.

Under the above circumstances, the handling of the issued legacy loans under this Trust shall be determined through negotiations of the two parties. Party B shall assume the liability for compensation of all the expenses resulting from this or the economic losses incurred to Party A, the trust property under this Trust, trustors and beneficiaries. If Party A suffers a loss of reputation for this reason, Party B shall make all commercially reasonable efforts to restore Party A’s reputation and indemnify Party A for economic losses.

Article 3 Responsibilities/Service Content of Party B

3.1 Recommend loan applicants. Party B is responsible to conduct preliminary screening of loan applicants in the cooperative region according to the requirements for eligible borrowers agreed by Party A and Party B, collect relevant information and data of loan applicants (including the basic information, repayment willingness, loan repayment capacity, loan purpose and other information of the loan applicants, and their evidentiary materials), provide them to Party A, and cooperate with Party A in the handover regarding the access to the service system. The Borrowers recommended by Party B shall not be full-time school students, or other people without income.

3.2 Check loan purpose, collect loans and assist with the handling of disputes.

3.2.1 As entrusted by Party A, Party B preliminarily checks the loan purpose of the Borrowers, keeps written records, promptly provides check records according to the requirements of Party A, and agrees that Party A has the right to verify the authenticity of the loan purpose of the Borrowers through telephone verification and on-site spot check.

3.2.2 As entrusted by Party A, Party B provides legitimate loan collection services to Party A, including normal reminder of repayment, reminder call for overdue loans, and door-to-door collection of overdue loans. When the collection is undertaken by Party B itself or a qualified third-party collection agency entrusted by it, they must comply with the laws, regulations as well as the collection specifications and guidelines designated by relevant regulators and industry associations, and no violent collection or other harms to the Borrower’s personal and property safety, infringement or other illegal or noncompliant circumstances shall take place. In the event that Party B violates the foregoing provisions, causing complaints of the Borrowers, public opinion events or personal or property damage of the Borrowers, Party B shall be responsible to handle these problems and assume all liabilities, while Party A shall not be held responsible. If loss is incurred to Party A or the trust property under this Trust, or trustors/beneficiaries for this reason, Party B shall indemnify for the loss.

3.2.3 As entrusted by Party A, Party B participates in the handling of the litigation, arbitration, execution, complaints or other disputes arising from the issuance of the loans under this Trust.

3.3 File keeping.

3.3.1 Keep paper files. Party A keeps and archives the loan files under this Trust (including pre-loan investigation data, fundamental data of the Borrowers, contracts, mortgage materials, relevant certificates, post-loan collection records and correspondences) by itself or by an independent third party entrusted by it. Party B shall hand over relevant files to Party A at the time and in a way agreed by the two parties, and shall properly keep them before the handover (mortgage registration certificate and certificates of other rights shall be properly kept separately). The actual operation shall comply with the contract separately entered into between Party A and Party B. In the event that loan files are damaged or lost due to improper keeping before Party B hands over them, causing economic loss of the trustors/beneficiaries under this Trust, the Borrowers and Party A, Party B shall assume compensation liability.

3.4 Notice on transfer of creditor’s rights: When transfer of creditor’s rights occurs under this Trust, Party A shall have the right to entrust Party B to notify the Borrowers of such transfer of creditor’s rights. Party B shall issue a notice on transfer of creditor’s rights according to the entrustment of Party A in a timely and accurate manner.

3.5 Other matters agreed by the two parties.

Article 4 Presentations and Guarantees

4.1 Presentations and Guarantees of Party A

4.1.1 Party A is a trust company duly organized and validly existing in accordance with Chinese laws and regulations. It is properly licensed to conduct business within its business scope, including trust business, in China and fulfills all of its responsibilities hereunder. Party A shall maintain a business qualification for issuance of trust loans.

4.1.2 Establishing this Trust and using the trust property comply with the provisions of Chinese laws and regulations.

4.1.3 This Agreement constitutes a lawful, valid and binding obligation of Party A.

4.1.4 Party A has the right to sign and execute and has taken all necessary steps and actions to authorize it to sign, perform and deliver this Agreement.

4.1.5 The signing of this Agreement and the performance of the obligations and responsibilities hereunder do not violate the provisions of any agreement to which it is a party or which it shall comply with by the signing date of this Agreement.

4.1.6 By the signing date of this Agreement, the information provided by Party A is true, complete and accurate in all material respects, and there isn’t any major omission, concealment, or misleading presentation.

4.2 Presentations and Guarantees of Party B

4.2.1 Party B is a legally established legal person, now holds a valid business license, owns its assets according to law, and has the right to run the business specified in this Agreement and provide the services specified in this Agreement.

4.2.2 All the internal and external approval or authorization procedures (if any) necessary for Party B to sign this Agreement have been completed and are continuously lawful and valid in the period of validity of this contract.

4.2.3 Party B has full qualifications and rights to sign this Agreement and fulfill its obligations hereunder.

4.2.4 All the documents and data about Party B provided by Party B to Party A are true, complete, accurate and complete in all material respects on the date of submission. With regard to the documents and data about loan applicants provided by Party B to Party A, Party B shall perform its duty of verification.

4.2.5 Party B signs and performs this agreement on a voluntary basis. The expressions of intentions are all true.

4.2.6 Party B’s signing of this Agreement and performance of its obligations hereunder does not violate the following documents:

(1)	The articles of association of Party B;

(2)	Any other contracts concluded by Party B;

(3)	Any laws, regulations, departmental rules, judicial interpretations, normative documents and regulatory provisions applicable to Party B.

4.2.7 This Agreement constitutes a lawful, valid and binding obligation of Party B.

4.2.8 Except for those that have been disclosed by Party B, currently there isn’t any arbitration, litigation, execution, or administrative procedure that involves Party B and has major adverse impact on its ability to perform its obligations hereunder.

4.2.9 Any lawsuit, arbitration, execution or public opinion incident arising from this Trust and involving Party A shall be handled by Party B at its expenses.

4.2.10 No event that makes the information provided by Party B or its representative untrue or misleading in any material respect has occurred or is omitted, and no information that makes the information provided by Party B or its representative untrue or misleading in any material respect is given or refused. All the written information provided by Party B or its representative is true, complete and accurate in all material respects, and is not misleading in any respect, and is based on the circumstances in which the presentation was made (included in such information). Such written information does not omit any presentation of any important facts that need to be presented to make the presentations contained in such information not misleading.

4.2.11 The above presentations and guarantees of Party B are valid and not misleading throughout the cooperation period in this Agreement, and Party B guarantees it will provide further documents as required by Party A from time to time.

4.3 As for the loans that are issued in the cooperation period of the two parties and have not been fully repaid after expiration of this Agreement, the two parties shall continue to perform their responsibilities and obligations prescribed herein, but if Party A has completed trust property distribution to beneficiaries and liquidation of the trust property according to the provisions of the trust documents, it will no longer perform its obligations hereunder and any disputes incurred afterwards shall be irrelevant with Party A.

Article 5 Rights and Obligations of Party A

5.1 Rights of Party A:

5.1.1 Party A shall have the right to require Party B to provide services with the content and quality prescribed herein, access the system of Party B, log in the business system of Party B at any time to collect data relevant with the loans under this Trust, and require Party B to provide the loan data statements and reports under this Trust to verify the quality of Party B’s services.

5.1.2 Party A independently reviews the Borrowers recommended by Party B, and has the right to refuse the Borrowers who don’t meet the requirements of the products in cooperation.

5.1.3 Party A shall have the right to collect mature principal and interest in full on the loan repayment and interest payment date.

5.1.4 Party A shall have the right to dispatch personnel to Party B to involve in the daily operation management of Party B so as to ensure Party B provides services that conform to provisions. Party A shall have the right to randomly inspect Party B’s performance of its obligations prescribed in Article 6.2.13 hereof, while Party B shall be cooperative.

5.1.5 After accessing the personal credit inquiry system of the People’s Bank of China, Party A shall have the right to inquire the personal credit reports of the loan applicants recommended by Party B, provided that Party A has obtained the prior written authorization of the Borrowers.

5.2 Obligations of Party A:

5.2.1 Party A is responsible for the opening, accounting and liquidation of the trust property account, and for distribution of trust benefits according to the trust documents.

5.2.2 Party A shall promptly review the documents of the Borrowers and issue loans to the Borrowers who have passed the review.

5.2.3 Party A shall sign Loan Contracts and other relevant documents with the Borrowers who have passed the review of Party A.

5.2.4 Other responsibilities prescribed herein.

Article 6 Rights and Obligations of Party B

6.1 Rights of Party B

6.1.1 Party B provides the services prescribed herein and has the right to charge fixed cooperator service fee. The calculation method and payment method of the fixed cooperator service fee are subject to the provisions of the trust documents under this Trust. The fixed cooperator service fee shall be paid by the trust property. Before Party A uses the trust property to pay fixed cooperator service fee, Party B shall issue a lawful and regular VAT general invoice to Party A, and the remark column of the invoice shall indicate the name of the trust project. If it becomes explicitly specified in the national laws and administrative regulations in the future, Party A shall have the right to make corresponding adjustment according to the requirements of the laws and regulations.

6.1.2 Party B has the right to file a written proposal or application for adjustment of the scope of the loan products to Party A according to the market demand at the time of loan issuance on the principle of maximizing the interests of Party A, but whether to accept such adjustment or not is subject to the internal review result of Party A.

6.1.3 Under the written consent of Party A, Party B has the right to sub-entrust all or part of the service content hereunder to a third party with corresponding qualification and capacity. The third party accepting the entrustment of Party B shall provide service in a standard not lower than the service hereunder provided by Party B, and Party B shall assume joint and several liability for the content and quality of the service provided by the entrusted third party. If the third party who has accepted the entrustment of Party B fails to provide service that meets the requirements, or commits other acts violating the laws or rules, Party B shall indemnify for all the losses and relevant expenses incurred to Party A, the trust property under this Trust, trustors/beneficiaries, the Borrowers and other third parties thereby.

6.2 Obligations of Party B

6.2.1 Party B is obliged to recommend loan applicants who meet the requirements agreed by Party A and Party B to Party A, conduct preliminary screening of the loan applicants in the cooperative region, collect relevant information and data of the loan applicants (including the basic information, repayment willingness, loan repayment capacity, loan use and other information of the loan applicants, and their evidentiary materials), provide them to Party A, and cooperate with Party A to access the service system or at the request of Party A, provide the account number of its service system to Party A, open relevant query authorities of its service system so that Party A accesses its service system to query loan-related data and information in real time.

6.2.2 Party B shall be held accountable for the authenticity, accuracy and integrity of the data transmitted by it. If the information or data of Party B provided by Party B contains false, misleading or concealed information, or Party B does not fulfill its obligation of verification, causing the information or data of the Borrowers to contain false, misleading or concealed information, Party A shall have the right to immediately terminate the cooperation with Party B, and recover the loan in advance. Party B shall assume the compensation liability for all the expenses arising therefrom or all the losses that may be incurred to Party A, the trust property under this Trust and trustors/beneficiaries.

6.2.3 Party B guarantees it will use the Loan Contracts in a version that has been confirmed by Party A. See the annex hereto. Party B guarantees the recommended loan applicants are not full-time school students, or other people without income.

6.2.4 Party B is obliged to cooperate with Party A to protect the security of the information of the Borrowers and shall not disclose or improperly use Borrower’s information (including but not limited to Borrower’s name, document type, document number, telephone number, mailing address and other personal information) or resell it for the purpose of profit. Without the authorization of the Borrowers, Party B shall not provide the above information of the Borrowers to any third-party organization or individual (unless otherwise specified in laws and regulations). If Party B violates the foregoing provisions, Party A shall have the right to immediately terminate the cooperation with Party B, Party B shall assume the compensation liability for all the expenses arising therefrom or all the losses that may be incurred to Party A, the trust property under this Trust, trustors/beneficiaries and Borrowers.

6.2.5 At the request of Party A, Party B is obliged to preliminarily check the loan purpose of the Borrowers, keep written records, promptly provide check records according to the requirements of Party A, and agree that Party A has the right to verify the authenticity of the loan purpose of the Borrowers through telephone verification and on-site spot check.

6.2.6 Party B shall provide legitimate loan collection services to Party A, including normal reminder of repayment, reminder call for overdue loans, door-to-door collection of overdue loans, and handling of litigation/arbitration/execution at the request of Party A. When the collection is undertaken by Party B itself or a qualified third-party collection agency entrusted by it, they must comply with the laws, regulations as well as the collection specifications and guidelines designated by relevant regulators and industry associations, and no violent collection or other harms to the Borrower’s personal and property safety, infringement or other illegal or noncompliant circumstances shall appear. In the event that Party B violates the foregoing provisions, causing complaints of the Borrowers, public opinions or personal or property damage of the Borrowers, Party B shall be responsible to handle these problems and bear all liabilities, while Party A is irrelevant with it. If loss is incurred to the Party A or the trust property under this Trust, or trustors/beneficiaries for this reason, Party B shall indemnify for the loss.

6.2.7 When the creditor’s rights of the loans under the trust are transferred, Party B is obliged to inform it to the debtors.

6.2.8 Party B is obliged to transmit files and take good care of them at the request of Party A, including:

(1)	Keeping of electronic files: If the Borrower applies for a loan online and signs a complete set of contracts, Party B shall transmit the fundamental information, loan application information and other electronic information of the Borrower to Party A’s system before issuance of the loan. Party B shall transmit a complete set of contracts signed by the Borrower online, including the Loan Contract, to Party A’s system according to the time agreed by Party A and Party B.

(2)	Keeping and handover of paper files: Party B shall hand over relevant files to Party A at the time and in a way agreed by the two parties, and shall properly keep them before the handover (mortgage registration certificate and certificates of other rights shall be properly kept separately). The actual operation shall comply with the contract separately entered into between Party A and Party B.

6.2.9 Party B and its related companies shall not externally publicize its business in the name of Party A. Without the written permission of Party A, Party B and its related companies shall not use the logo of Party A, company name (Chinese or English) or other words, patterns or icons representing Party A in any form.

6.2.10 Data about the loans, repayment, balance and asset quality under this Trust shall be provided to Party A regularly according to the requirements agreed by Party A and Party B, for the tracking and management of Party A.

6.2.11 With regard to the cooperation between the two parties under this Agreement, when the regulator of Party A requires Party A to provide any information or data relevant with the cooperation that Party B knows or be aware of (for example, the trust loan credit investigation data that the People’s Bank of China requires to submit), Party B is obliged to provide corresponding assistance to Party A.

6.2.12 Party B shall perform the following information disclosure obligation according to the provisions in this article:

(1)	Submit the semiannual financial reports and monthly credit management service reports of Party B’s company in a format agreed by Party A and Party B or required by Party A.

(2)	Submit the financial report of Party B for the previous fiscal year audited by an accounting firm (including balance sheet, income statement, cash flow statement and audit report) to Party A every year.

(3)	If Party B changes company name, domicile, main shareholders, business scope or company type, or amend the articles of association of the company, it shall inform Party A in writing 10 working days in advance. If major change takes place in the legal representative or financial leader of Party B or in the aspect of solvency, it shall inform Party A in writing within [1] working day.

6.2.13 With the exception of loan principal, interest, late charges or penalties stated in the Loan Contract and other fees that shall be paid by the Borrowers according to the provisions of the Loan Contract, Party B shall not charge any fees to the Borrowers for any reason, including in the name of Party A. If Party B violates this obligations, Party A shall have the right to immediately stop the cooperation, cease to issue loans, and deduct to the extent of the default amount the fixed cooperator service fee payable to Party B under this Trust according to the provisions of relevant contracts. Meanwhile, Party B also needs to pay a penalty to Party A at [5%] of the default amount. Party B shall indemnify for the losses incurred to Party A, the trust property under this Trust, trustors/beneficiaries and the Borrowers. Party B is responsible to handle the complaints and legal disputes arising therefrom and pay relevant expenses. If reputational damage or other negative impact is caused to Party A for this reason, Party B is obliged to make its maximum efforts to restore the reputation of Party A and minimize negative impact.

6.2.14 Party B is obliged to cooperate with Party A to access relevant systems and submit trust loan credit data to the People’s Bank of China. Party B is responsible for the authenticity, accuracy and integrity of the trust loan credit data provided to Party A and coordinate with the handling of the objections, complaints or legal disputes arising from credit submission. All the expenses incurred shall be borne by Party B. Meanwhile, if it has caused negative impact on Party A (including legal disputes and economic disputes), Party B is obliged to make its maximum efforts to minimize negative impact.

6.2.15 In the event that major changes occur in the work and income of the Borrowers, or changes occur in name, domicile and contact way, or any litigation, arbitration, administrative measure, property preservation measure, enforcement measure or other major unfavorable event that has or may have major adverse impact on the loan repayment capacity of the Borrowers, Party B shall inform Party A on the date when it actually knows this circumstance.

6.2.16 Party B accepts the entrustment of Party A to handle the signing of contracts, interview, mortgage registration/release of mortgage registration, and other relevant matters. Party B is obliged to provide a list of specific handlers to Party A. The handlers in the above list shall have passed the online training and assessment of the training system designated by Party A and accepted by Party A. Under the unified management of Party A, contract signing, recruitment, mortgage registration, release of mortgage registration and other relevant matters will be conducted according to the relevant systems and operational guidelines of Party A. Party B shall ensure its specific handlers go through relevant procedures according to the scope of authorization of Party A, and use the materials issued by Party A and needed for mortgage registration strictly according to the purpose and use scope agreed by Party A and Party B. Before a Borrower settles the principal and interest of the trust loan and Party A issues a settlement certificate, Party B shall not go through the procedures for mortgage deregistration or release of mortgage registration. If the handler of Party B violates the foregoing provisions, Party B shall bear relevant risks and the losses incurred to Party A, this Trust and other interested parties.

6.2.17 When Party B provides services hereunder, such as: recommending loan applicants, preliminarily screening the information of loan applicants and assisting with interview, it shall truthfully disclose the information about interests and fees strictly according to the relevant systems and operational guidelines of Party A and not commit false publicity, misleading presentation or other acts violating laws and regulations.

6.2.18 Party B shall, in accordance with the Banking Law of the People’s Republic of China, the Anti-Money Laundering Law of the People’s Republic of China, the Provisions on Anti Money Laundering of Financial Institutions and other relevant laws and regulations, cooperate with Party A to perform anti-money laundering obligation, and assist Party A in providing and requiring the Borrowers to provide the information necessary for monitoring of anti-money laundering.

6.2.19 Other obligations prescribed herein.

Article 7 Confidentiality

7.1 Confidential information means any tangible or intangible undisclosed information, including but not limited to the information, financial information, business data, etc. of the companies of the two parties and their related parties, directors and shareholders, and any customer information, business model, contract template, technical data and trade secrets related to the cooperation projects between the two parties.

7.2 The two parties agree and promise: (1) they will keep secret the above confidential information, not disclose confidential information to anybody or any party (except for related parties and professional consultants as specified in this article and undertaking the same confidentiality obligations), and ensure the confidentiality measures and degree adopted for such confidential information are same as the confidentiality measures and degree adopted for their own confidential information; (2) they will use the confidential information only for the permitted purpose and will never use the confidential information in a way detrimental to the interests or business operation of the two parties, or for the purpose detrimental to the interests or business operation of the two parties.

7.3 If one party is required to disclose any confidential information according to the provisions of laws, regulations and regulators and the requirements of effective judicial decisions, judgments and/or verdicts and other legal documents and legal instruments, it (including its related parties) may disclose confidential information to a reasonable and necessary extent for reason of financing, IPO or compliance of applicable securities laws, but it shall immediately inform such situation to the other party (unless otherwise the legal documents have mandatory or prohibitory provisions).

7.4 During external disclosure or publicity, Party A and Party B shall adopt a unified caliber agreed by both parties to ensure their business reputations are not damaged. Without the consent of the other party, no party may externally publish any speech and words about this Trust, except that Party A does it for the purpose of issuing and managing this Trust.

7.5 The confidentiality period is the period of validity of this Agreement and two years after termination of this Agreement. If the two years’ term expires and the loans under this Trust involved hereunder are continuing, the confidentiality period will be automatically extended to the date of termination of all loans.

Article 8 Liability for Breach of Contract

8.1 Both parties must consciously and strictly comply with all the provisions hereof. If any party violates the provisions hereof, it will be deemed as breach of contract, it shall assume corresponding liability for breach of contract, including but not limited to indemnifying the observing party for all the economic losses arising therefrom and assuming the corresponding liability for breach contract stipulated in each article hereof.

8.2 If Party B fails to provide services prescribed herein, Party A shall have the right to terminate the cooperation with Party B immediately. Party B shall indemnify for all the expenses and actual losses incurred to Party A, the trust property under this Trust, trustors/beneficiaries and the Borrowers and coordinate and settle all the disputes arising therefrom.

Article 9 Force Majeure

9.1 If a party (“the affected party”) is obstructed, prevented or delayed from performing any of its obligations hereunder due to a force majeure event:

9.1.1 The obligations of the affected party hereunder shall be suspended in the duration of the force majeure event and within the scope of obstruction, prevention or delay.

9.1.2 After occurrence of the force majeure event, the affected party shall notify the other party in the quickest and reasonable way of the force majeure event, the date of occurrence and the impact of the force majeure event on its ability to perform its obligations hereunder.

9.1.3 If the affected party fails to comply with the provisions in Article 9.1.2, its rights in Article 9.1.1 shall be suspended until it notifies the other party of the force majeure event, the starting date of the force majeure event and the impact of the force majeure event on its ability to perform its obligations hereunder.

9.1.4 The affected party shall make all reasonable efforts to reduce the impact of the force majeure event on its performance of its obligations hereunder.

9.1.5 After the end of the force majeure event, the affected party shall notify the other party in the quickest and reasonable way that the force majeure event has ended and shall re-perform its obligations hereunder.

9.2 In this article, “force majeure event” means any event that is unforeseeable, insurmountable and unavoidable and prevents the affected party from fully or partially performing this Agreement, including but not limited to: floods, fires, droughts, typhoons, earthquakes and other natural disasters, traffic accidents, strikes, turmoils, riots and wars (declared or not declared) and government acts or omissions. For the avoidance of doubts, any change of law is not a force majeure event.

Article 10 Contract Validity, Modification, Cancellation and Extension

10.1 The Agreement shall take effect on the date when the legal representatives or authorized representatives of the two parties sign and affix their seals and official seals or contract seals to it. Except for the circumstances prescribed herein for termination of the cooperation, the modification and cancellation of this Agreement in the process of performance must be made in written form under the consensus of the two parties.

10.2 If there are any unfinished matters during the cooperation between the two parties, or the adjustment of national laws and regulations and related policies involve the provisions hereof, both parties shall, in accordance with the principle of fairness and reasonableness, revise the relevant provisions amicably and sign a supplementary agreement for resolution and confirmation; but before a consensus is reached, they still need to strictly comply with the content of this Agreement.

10.3 When this Agreement is terminated regardless of the reason: (1) With respect to the loans that have been undertaken before the termination of this Agreement, the parties shall continue to enjoy the rights prescribed herein and assume the obligations prescribed herein; (2) both parties shall stop to use or cite the other party’s service logo or trademark name in any form.

10.4 The versions of the Loan Contract and the Mortgage Contract are versions confirmed by the two parties. In the future, if the content of the Loan Contract and the Mortgage Contract needs to be modified according to the business condition, the modified contract version under the consensus of Party A and Party B (the modification can be conducted in form of signing a written document or sending mails by the two parties for confirmation) shall prevail.

Article 11 Applicable Laws and Resolution of Disputes

11.1 The signing, validity, interpretation, performance and dispute resolution of this Agreement shall comply with the laws and regulations of China (except Hong Kong, Macao and Taiwan regions).

11.2 For any dispute arising from or in connection with this Agreement, the parties concerned shall first negotiate or resolve it through mediation; if the negotiation or mediation fails, it shall be submitted to the People’s Court in the place where Party A is located by then, for resolution.

11.3 Except for the clauses in dispute, the two parties shall continue to perform their obligations in accordance with the provisions hereof.

Article 12 Notices

12.1 The two parties shall appoint project managers as their representatives to handle the daily work in the period of cooperation. The project managers of the two parties may meet each other on an irregular basis to discuss any problem hereunder. In order to ensure the normal operation of daily business, the two parties shall ensure that at least one project manager is available at any time during the working hours (8: 30am ~ 5: 00pm on every working day). The contact ways of the project managers of the two parties are as follows:

(1)	Project manager of Party A: Honggang Ma

Contact No.:

Contact address: 5th Floor, Chemsunny World Trade Center, 28 Fuxingmennei Street, Xicheng District, Beijing

Email: mahonggang@sinochem.com

(2)	Project manager of Party B: Junyu Mo

Contact No.:

Contact address: 44th Floor, Tower G, GT Land Winter Plaza, No. 16, Zhujiang East Road, Tianhe District, Guangzhou City

Email: mojy@cashchina,cm

12.2 If needed, separate written and detailed operation process and specification shall be formulated with regard to the authorities granted to the project managers, responsible persons or staff of the parties participating in the cooperation (not limited to two parties of this Agreement) in business operation and other detailed matters.

12.3 Under the precondition of not affecting other provisions hereof, the notices or other correspondences related to this Agreement can be sent to the other party according to the provisions hereof in any of the ways prescribed below and shall be deemed effectively delivered under the following situations:

(1)	A notice made in writing and sent by a specific person or courier shall be deemed effectively delivered on the date of personal delivery or 3 natural days after the express delivery is sent out;

(2)	The notice sent by telex shall be deemed effectively delivered on the date when the receiving party acknowledges reception;

(3)	A notice sent by facsimile shall be deemed effectively delivered on the date when the facsimile is sent out;

(4)	A notice sent by certified mail or registered mail (air mail if it is sent abroad) or equivalent mail (a receipt is needed) shall be deemed effectively delivered on the date of delivery;

(5)	A notice sent from an electronic information system shall be deemed effectively delivered on the date when the electronic information arrives at the system/terminal of the receiving party/the receiving party receives it. If the date of delivery or the date of receipt (if applicable) is not a working day or a notice is delivered or received (if applicable) after the end of a working day, the notice shall be deemed delivered on next working day.

12.4 Either party may change the detailed information of the address, telex, facsimile number and electronic information system for its reception of notices or other correspondences by issuing a notice to the other party. Any such change shall not affect any party’s performance of its obligations hereunder.

Article 13 Miscellaneous

13.1 Party A and Party B undertake that in order to reach and/or perform this Agreement, their or their related parties’ directors, managers, employees, agents or consultants have not violated and will not violate any relevant laws and regulations by directly or indirectly providing funds, gifts or other items of value or services to any government official, or any relevant people including the directors, managers, employees, agents or consultants of the other party hereto, any relevant third party and their related parties, or engaging in any other bribery. Party A and Party B confirm that any violation of the foregoing provisions by any party hereto will result in damage to the other party and the violating party shall pay a penalty to the other party as indemnity. The amount of the penalty is all the income that the party violating the foregoing provisions may obtain.

13.2 This Agreement is made in duplicate, with each party holding one copy and both copies have the same legal effect.

(The remainder of this page is intentionally left blank)

(This page is a signature page of Cooperative Service and Management Agreement (095 2014-Y095 001 012))

Party A: China Foreign Economy and Trade Trust Co., Ltd.

[Seal] [Contract Seal of China Foreign Economy and Trade Trust Co., Ltd.]

Legal Representative or Authorized Representative (Signature/seal): [Seal] [Zhati Yili]

Party B: Shenzhen Fanhua United Investment Group Co., Ltd.

[Seal] [Shenzhen Fanhua United Investment Group Co., Ltd.]

Legal Representative or Authorized Representative (Signature/seal): [Seal] [Bin Zhai]

Signed on: March 15, 2018

Signed at: Xicheng District, Beijing City

Annex to this Agreement:

Annex 1 Loan Contract